UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2009

Popular, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	0-13818	66-0667416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 MUNOZ RIVERA AVE, POPULAR CENTER BUILDING, HATO REY , Puerto Rico		00918
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-765-9800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 8, 2009 Popular, Inc. (the "Corporation") announced that it plans to offer to issue up to 390 million shares of common stock in exchange for its Series A Preferred Stock, Series B Preferred Stock and Trust Preferred Securities. The Corporation also announced that it will suspend dividends on shares of its common stock and on its Series A Preferred Stock and Series B Preferred Stock after paying the previously declared June 2009 preferred stock dividend on June 30, 2009.

A copy of Popular, Inc.’s press release announcing the transaction is attached as exhibit 99.1 to this Current Report on Form 8-K.

In addition, a letter to shareholders from the Chairman and CEO of the Corporation is being furnished as Exhibit 99.2. Neither the press release nor the letter to shareholders shall be deemed filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press release dated June 8, 2009
Exhibit 99.2 Letter to shareholders

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.

June 10, 2009	By:	Ileana Gonzalez

Name: Ileana Gonzalez
Title: Senior Vice President and Comptroller

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 8, 2009
99.2	Letter to shareholders